Exhibit 99.1

CST Brands and CrossAmerica Partners LP Complete the

Acquisition of Nice N Easy Grocery Shoppes

SAN ANTONIO, TX and ALLENTOWN, PA, November 3, 2014 - CST Brands, Inc. (NYSE:CST) and CrossAmerica Partners LP (NYSE: CAPL) (the “Partnership”) announced today the closing of the previously announced acquisition of Nice N Easy Grocery Shoppes. Based in Canastota, NY, Nice N Easy operates 77 corporate and franchise stores in Central New York. Nice N Easy has been at the forefront of the foodservice growth in convenience stores with the presence of its own Easy Street Eatery concept in many of its corporate stores.

CST Brands and CrossAmerica jointly purchased the assets of Nice N Easy, with CrossAmerica purchasing 23 fee sites as well as certain fuel distribution assets for $65 million. CST Brands purchased the retail operations at the 32 company-operated sites and certain other assets. Both parties expect the transaction to be accretive. CrossAmerica will lease the acquired real estate to CST and will provide wholesale fuel supply to 24 Nice N Easy sites under long term agreements. These 24 sites distributed approximately 40.3 million gallons in 2013.

“I want to welcome the dedicated employees of Nice N Easy to the CST organization,” said Kim Lubel, Chairman and CEO of CST Brands. “We have great respect for the business that Nice N Easy founder, the late John MacDougall, and his team built over the years and look forward to working with and learning from this experienced group.”

“We are excited to execute our first joint transaction with CST,” said CrossAmerica Partners President and CEO Joe Topper. “The transaction provides the Partnership with a stable source of wholesale fuel and rental income and illustrates the potential growth of the Partnership with CST through third party acquisitions.”

The independent conflicts committee of the board of directors of the general partner of the Partnership has approved the total consideration, subject to adjustment, paid by CrossAmerica for the assets. The Partnership funded the transaction through funds available under its credit facility and CST Brands utilized available cash.

About CST Brands, Inc.

CST Brands, Inc. (NYSE: CST), a Fortune 500 Company, is one of the largest independent retailers of motor fuels and convenience merchandise in North America. Based in San Antonio, Texas, CST employs nearly 12,000 Team Members at nearly 1,900 locations throughout the Southwestern United States and Eastern Canada offering a broad array of convenience merchandise, beverages, snacks and fresh food. In the U.S., CST Corner Stores proudly sell fuel and signature products such as Fresh Choices baked and packaged goods, U Force energy and sport drinks, Cibolo Mountain coffee, FC Soda and Flavors2Go fountain drinks. In Canada, CST is the exclusive provider of Ultramar fuel and its Dépanneur du Coin and Corner Stores sell signature Transit Café coffee and pastries. CST also owns the general partner of CrossAmerica Partners LP, a master limited partnership and wholesale distributor of motor fuels, based in Allentown, Pennsylvania. For more information about CST, please visit cstbrands.com.

About CrossAmerica Partners LP

CrossAmerica Partners, headquartered in Allentown, PA, is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc. Formed in 2012, CrossAmerica Partners distributes fuel to over 1,100 locations and owns or leases more than 625 sites in sixteen states: Pennsylvania, New Jersey, Ohio, Florida, New York, Massachusetts, Kentucky, New Hampshire, Maine, Tennessee, Maryland, Delaware, Illinois, Indiana, West Virginia and Virginia. The Partnership is affiliated with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf and Citgo. CrossAmerica Partners ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for many additional brands. For additional information, please visit www.crossamericapartners.com.

Contacts

CST Brands, Inc.

Investors:

Randy Palmer, 210-692-2160

Director, Investor Relations

or

Media:

The DeBerry Group

Melissa Ludwig or Trish DeBerry, 210-223-2772

or

CrossAmerica Partners LP

Investors:

Karen Yeakel, 610-625-8126

Vice President, Investor Relations

kyeakel@lehighgas.com

Forward-Looking Statements

This press release and any oral statements made regarding the subjects of this release may contain forward-looking statements of CST Brands and CrossAmerica Partners, which may include, but are not limited to, statements regarding CST Brands’ or CrossAmerica Partners’ plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as “outlook,” “intends,” “plans,” “estimates,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “foresees,” or the negative version of these words or other comparable expressions. All statements addressing operating performance, events, or developments that CST Brands or CrossAmerica Partners expects or anticipates will occur in the future, including statements relating to revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon CST Brands’ or CrossAmerica Partners’ current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond each of the company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by CST Brands or CrossAmerica Partners on its website or otherwise. CST Brands or CrossAmerica Partners does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although CST Brands or CrossAmerica Partners does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the companies cannot guarantee their accuracy. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this report and those described in the “Risk Factors” section of the CST Brands’ or CrossAmerica Partners’ Form 10-K or 10-Qs filed with the Securities and Exchange Commission as well as in CST Brands’ or CrossAmerica Partners’ other filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements.

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